SECURITIES AND EXCHANGE COMMISSION

                     WASHINGTON, D.C. 20549

                                 CURRENT REPORT
                           ON FORM 8-K



             Pursuant to Section 13 or 15(d) of the
               Securities and Exchange Act of 1934



Date of Report :  August 7, 1996 (Date of earliest event reported)
                 ----------------

                            (July 5, 1996 )
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                                  MANAGEMENT TECHNOLOGIES, INC.
                -----------------------------------------------

             (Exact name of Registrant as specified in its Charter)


                           NEW YORK                                (State of
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other jurisdiction of incorporation)


     0-17206                              13-3029797
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Commission File No.                 I.R.S. Employer Identification


630 Third Avenue, New York, NY        10017
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Address of principal                         Zip Code
executive offices


      (212) 557-0022
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Registrant's telephone number,
including area code
ITEM 5.  OTHER EVENTS


     On July 5, 1996, the Registrant ("Management Technologies, Inc." or "the Company") placed its 6.75% convertible debenture (the "6.75% Debenture") in the amount of $2,000,000, maturing July 5, 1999, with RBB Bank ("RBB"), pursuant to a resolution of the Company's Board of Directors. The 6.75% Debenture is convertible at the lower of 100 % of the average closing bid for the market price of the Company's stock as traded on the Over-the-Counter market for a five
(5) consecutive business days immediately preceding July 5, 1996 or 70 % of the average closing bid for the market price of the Company's stock as traded on the Over-the-Counter market for a five (5) consecutive business days immediately
preceding the conversion date.   RBB has the right to convert $1,000,000 of the
6.75 % Debenture starting 41 days from the closing date of the 6.75% Debenture and the balance of the 6.75% Debenture starting 65 days from the closing date of the 6.75% Debenture.
     In addition, the Company agreed to pay RBB a $200,000 commission as compensation for arranging the placement of its 6.75% Debenture. RBB is not an affiliate of the Company.
ITEM 7.  EXHIBITS
10.208         Copy of 6.75 % Convertible  Debenture issued to RBB dated July 5,
     1996.
10.209 Copy of an Offshore Securities Subscription Agreement with RBB dated July 5, 1995.
                                   SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                              MANAGEMENT TECHNOLOGIES, INC.
                              -----------------------------

                              (Registrant)

                              /s/ Peter Morris
                                 --------------------------------

                              Peter Morris
                              President & Chief Operating Officer
Dated:    New York, New York